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                                                                    Exhibit 24.2

                              GENZYME CORPORATION

                              Certificate of Clerk
                              --------------------

         I, Peter Wirth, being the duly elected and acting Clerk of Genzyme Corporation (the "Company"), a Massachusetts corporation, hereby certify that the following is a true, correct and complete copy of a resolution duly adopted by the Board of Directors of the Company at a meeting of the Board of Directors convened and held on August 25, 1994, at which meeting a quorum for the transaction of business was present and acting throughout; and that said resolution has not been amended or rescinded and is now in full force and effect.

         VOTED: That the President, the Senior Vice President, Finance, the Senior Vice President and General Counsel and the Treasurer of the Company, each acting singly, are hereby authorized in the name and on behalf of the Company to (1) execute and file with the United States Securities and Exchange Commission (the "Commission") registration statements on Form S-4, S-3, S-8 and 8-A (the "Registration Statements") relating to the registration under the Securities Act of 1933, as amended (the "Act"), and the Securities Exchange Act of 1934, as amended, of shares of the Company's Tissue Repair Common Stock ("TR Stock") to be created pursuant to the amendment to the Company's Articles of Organization approved at this meeting and, to the extent required in connection with the transactions in which the TR Stock is issued, shares of the Company's Common Stock, such Registration Statements and any amendments thereto to be in such form as may be approved by the officer executing the same, his execution and filing thereof to be conclusive evidence of this approval; and (2) take any and all other action as they or any of them may deem necessary or advisable to effect such registration.

                 That any officer of the Company executing, on behalf of the Company or in any other capacity, the Registration Statements and any and all amendments to such Registration Statements and other documents to be filed with the Commission in connection therewith is hereby authorized to execute the same through or by Henri A. Termeer, David J. McLachlan, Mark A. Hofer, Evan
                 M. Lebson or Peter Wirth, as attorney-in-fact, pursuant to a power of attorney reflecting such authorization.


         WITNESS my signature and the seal of the Company affixed this 30th day of March, 1995.



[CORPORATE SEAL]                                            /s/ Peter Wirth
                                                            Peter Wirth, Clerk





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